Exhibit 99.2

CREDIT AGREEMENT

among

CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD.
as Borrower,

THE LENDERS PARTIES HERETO

and

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Administrative Agent

Dated as of January 2, 2007

i

Schedules
Schedule 2.1(a)	Schedule of Lenders and Commitments
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e) — A	Form of U.S. Revolving Note
Schedule 2.1(e) — B	Form of Canadian Revolving Note
Schedule 2.9	Form of Notice of Conversion/Extension
Schedule 9.3	Form of Assignment and Assumption Agreement
Schedule 10.2	Schedule of Lenders’ Addresses

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of January 2, 2007, among CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD., a New Brunswick corporation (the “Borrower”), the several banks and other financial institutions as may from time to time become parties to this Agreement (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, a national banking association and authorized foreign bank for the purposes of the Bank Act (Canada), as Administrative Agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower, as more particularly described herein;

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms.

As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

“Additional Credit Party” shall mean each Person that becomes a Guarantor after the date hereof in accordance with Section 5.9.

“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement and any successors in such capacity.

“Affiliate” shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

“Alternate Base Rate” means, for any day, (x) with respect to any applicable U.S. Revolving Loan, a rate of interest per annum equal to the U.S. Base Rate for such day and (y) with respect to any Canadian Revolving Loan, the Canadian Prime Rate for such day.

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on an Alternate Base Rate.

“Applicable Canadian Pension Legislation” means, at any time, any federal or provincial pension legislation then applicable to the Borrower, including the Pension Benefits Act (Ontario) and the Income Tax Act (Canada), including all regulations made thereunder, and all rules, regulations, rulings and interpretations made or issued by any Governmental Authority having or asserting jurisdiction in respect thereof.

“Applicable Percentage” shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) Revolving Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin for Revolving Loans”, (ii) Revolving Loans which are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Rate Margin for U.S. Revolving Loans and Letter of Credit Fee”, (iii) Revolving Loans which are CDOR Rate Loans shall be the percentage set forth under the column “CDOR Rate Margin for Canadian Revolving Loans”, (iv) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee” and (v) the Letter of Credit Fee shall be the percentage set forth under the column “LIBOR Rate Margin for U.S. Revolving Loans and Letter of Credit Fee”:

			LIBOR Rate Margin
		Alternate Base Rate	for U.S. Revolving	CDOR Rate Margin
		Margin for	Loans and Letter of	for Canadian
Level	Leverage Ratio	Revolving Loans	Credit Fee	Revolving Loans	Commitment Fee

I	< 1.00 to 1.0	0% for U.S. Revolving Loans and 0.75% for Canadian Revolving Loans	0.625%	0.625%	0.15%
II	< 1.50 to 1.0 but ≥ 1.00 to 1.0	0% for U.S. Revolving Loans and 0.75% for Canadian Revolving Loans	0.75%	0.75%	0.175%
III	< 2.00 to 1.0 but ≥ 1.50 to 1.0	0% for U.S. Revolving Loans and 0.75% for Canadian Revolving Loans	1.00%	1.00%	0.20%
IV	≥ 2.00 to 1.0	0% for U.S. Revolving Loans and 0.75% for Canadian Revolving Loans	1.25%	1.25%	0.25%

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) (each an “Interest Determination Date”). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. After the Closing Date, if the Borrower shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(b) and 5.2(b), the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level IV until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

“Approved Bank” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business” shall have the meaning set forth in Section 3.10.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario or Houston, Texas are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Calculation Date” means the last Business Day of each month.

“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which a Credit Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party for its employees or former employees, but does not include the Canada Pension Plan and the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Dollars” or “C$” means lawful money of Canada.

“Canadian Prime Rate” means, on any day, the greater of (a) the annual rate of interest announced from time to time by the Administrative Agent as its prime rate then in effect at its principal office in Canada, being the reference rate used by the Administrative Agent for determining interest rates on commercial loans denominated in Canadian Dollars to borrowers in Canada, and (b) an annual rate of interest equal to the sum of (i) the CDOR Rate and (ii) 1.00% per annum. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and the Administrative Agent and each Lender disclaims any statement, representation or warranty to the contrary. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate.

“Canadian Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Canadian Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender’s Canadian Revolving Committed Amount.

“Canadian Revolving Commitment Percentage” shall mean, for each Lender, the percentage identified as its Canadian Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Article IX.

“Canadian Revolving Committed Amount” shall mean, collectively, the aggregate amount of all Canadian Revolving Commitments as referenced in Section 2.1(a), as such amount may be reduced or increased from time to time in accordance with the provisions hereof.

“Canadian Revolving Loans” shall have the meaning set forth in Section 2.1.

“Canadian Revolving Note” or “Canadian Revolving Notes” shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Canadian Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Capital Stock” shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s, and (vii) investments in mutual funds whose investment criteria substantially complies with the provisions hereof.

“CDOR Rate” means:

(a)	with respect to Canadian Revolving Loans which are Alternate Base Rate Loans, on any day, an annual rate of interest equal to the average 30 day rate applicable to Canadian bankers’ acceptances appearing on the “Reuters Screen CDOR Page” as the “one month” rate on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian bankers’ acceptances quoted by the Lenders which are listed in Schedule I to the Bank Act (Canada) as of 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

(b)	with respect to CDOR Rate Loans for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian dollars for the applicable Interest Period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.

“CDOR Rate Loan” shall mean Loans denominated in Canadian Dollars the rate of interest applicable to which is based on the CDOR Rate for a specified Interest Period.

“Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) becomes after the date hereof the “beneficial owner” (defined as aforesaid), directly or indirectly, of more than 35% of the Voting Stock of the Parent, or (b) Continuing Directors shall cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office, or (c) any Subsidiary of the Borrower shall cease to be wholly-owned by the Borrower (directly or indirectly) or (d) the Borrower shall cease to be a wholly-owned Subsidiary of the Parent (directly or indirectly).

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” shall mean the U.S. Revolving Commitment, the Canadian Revolving Commitment and the LOC Commitment, individually or collectively, as appropriate.

“Commitment Fee” shall have the meaning set forth in Section 2.4(a).

“Commitment Percentage” shall mean the U.S. Revolving Commitment Percentage, the Canadian Revolving Commitment Percentage and/or the LOC Commitment Percentage, as appropriate.

“Commitment Period” shall mean the period from and including the Closing Date to but not including the Revolving Commitment Termination Date.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Parent within the meaning of Section 4001 of ERISA (or the pertinent provisions of Applicable Canadian Pension Legislation) or is part of a group which includes the Parent and which is treated as a single employer under Section 414 of the Code (or the pertinent provisions of Applicable Canadian Pension Legislation).

“Continuing Directors” shall mean during any period of up to 24 consecutive months commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent’s board of directors or whose nomination for election by the Parent’s shareholders was approved by a vote of at least (60%) sixty percent of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Documents” shall mean this Agreement, each of the Notes, the Guaranty, the Letters of Credit and the LOC Documents.

“Credit Party” shall mean any of the Borrower or the Guarantors.

“Credit Party Obligations” shall mean, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower or any of its Subsidiaries to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Loans.

“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Default Rate” shall have the meaning set forth in Section 2.8.

“Defaulting Lender” shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Lending Office” shall mean, for each Lender, such office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Environmental Laws” shall mean any and all applicable foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time be in effect during the term of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Rate” means, on any day, with respect to any foreign currency in relation to Dollars or Dollars in relation to any foreign currency, the noon buying rate in New York City for cable transfers payable in the applicable foreign currencies as certified to the Federal Reserve Board by the Federal Reserve Bank of New York for customs purposes on such day, as published on such day pursuant to Federal Reserve Board Statistical Release H.10; provided, however, that in the event that any applicable exchange rate cannot be determined on any day by the foregoing procedure, then such exchange rate shall be determined for such day in accordance with such commercially reasonable procedures as the Administrative Agent may elect.

“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Toronto, Ontario time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis.

“Government Acts” shall have the meaning set forth in Section 2.18.

“Government Obligations” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantors” shall mean Parent and each Person that becomes a Guarantor after the date hereof in accordance with Section 5.9

“Guaranty” shall mean that certain Guaranty dated concurrently herewith executed by Parent in favor of the Administrative Agent, together with any other guaranty that may hereafter be executed by a Guarantor in favor of the Administrative Agent.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt and expenses incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA (or the pertinent provisions of Applicable Canadian Pension Legislation).

“Insolvent” shall mean being in a condition of Insolvency.

“Interest Determination Date” shall have the meaning assigned thereto in the definition of “Applicable Percentage”.

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan and payments of commitment fees hereunder, the third Business Day of each April, July, October and January and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan or CDOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan or CDOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan or CDOR Rate Loan,

(i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan or CDOR Rate Loan and ending one, two, three or six months thereafter (or 30, 60, 90 or 180 days thereafter, in the case of CDOR Rate Loans), as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

(ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan or CDOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that the foregoing provisions are subject to the following:

(A) if any Interest Period pertaining to a LIBOR Rate Loan or CDOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B) any Interest Period pertaining to a LIBOR Rate Loan or CDOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(C) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a one (1) month LIBOR Rate Loan to replace an affected LIBOR Rate Loan and the Borrower shall be deemed to have selected a one (1) month CDOR Rate Loan to replace an affected CDOR Rate Loan;

(D) any Interest Period in respect of any Loan that would otherwise extend beyond the applicable Maturity Date shall end on the Maturity Date; and

(E) no more than six (6) LIBOR Rate Loans may be in effect at any time and no more than three CDOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans or CDOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans or CDOR Rate Loans (as applicable), even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan or CDOR Rate Loan (as applicable) with a single Interest Period.

“Issuing Lender” shall mean JPM Chase.

“Issuing Lender Fees” shall have the meaning set forth in Section 2.4(c).

“JPM Chase” shall mean JPMorgan Chase Bank, N.A., Toronto Branch, a national banking association.

“Lender” shall have the meaning set forth in the first paragraph of this Agreement.

“Letters of Credit” shall mean any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

“Letter of Credit Fee” shall have the meaning set forth in Section 2.4(b).

“Leverage Ratio” shall have the meaning ascribed to such term in the Parent Credit Agreement.

“LIBOR” means, with respect to a LIBOR Rate Loan for the relevant Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which JPM Chase or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of JPM Chase’s relevant LIBOR Rate Loan and having a maturity equal to such Interest Period.

“LIBOR Lending Office” shall mean, for each Lender, such office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” means, with respect to a LIBOR Rate Loan for the relevant Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the quotient of (a) the LIBOR applicable to such Interest Period, divided by (b) one minus the Eurodollar Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

“LIBOR Rate Loan” shall mean Loans denominated in Dollars the rate of interest applicable to which is based on the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” shall mean a U.S. Revolving Loan and/or a Canadian Revolving Loan, as appropriate.

“LOC Commitment” shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender’s LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

“LOC Commitment Percentage” shall mean, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Article IX.

“LOC Committed Amount” shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.3 and, individually, the amount of each Lender’s LOC Commitment as specified in Schedule 2.1(a).

“LOC Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

“LOC Obligations” shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Mandatory Borrowing” shall have the meaning set forth in Section 2.3(e).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or the Parent or its Subsidiaries taken as a whole, (b) the ability of the Borrower and the Guarantors taken as a whole to perform their obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Contract” shall mean any contract or other arrangement, whether written or oral, to which the Borrower or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” shall mean the Revolving Commitment Termination Date.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successors thereto.

“Multiemployer Plan” shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA (or the pertinent provisions of Applicable Canadian Pension Legislation).

“Note” or “Notes” shall mean the U.S. Revolving Notes and/or the Canadian Revolving Notes, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i).

“Notice of Conversion” shall mean the written notice of extension or conversion as referenced in Section 2.9.

“Obligations” shall mean, collectively, Loans and LOC Obligations.

“Parent” shall mean Consolidated Graphics, Inc., a Texas corporation.

“Parent Credit Agreement” shall mean that certain Credit Agreement dated as of October 6, 2006 executed by and among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain financial institutions therein named and all amendments, supplements, restatements or replacements to any of the foregoing from time to time. All references herein to the Parent Credit Agreement shall mean the Parent Credit Agreement as it exists on the date hereof and without amendment except as may be approved by the Required Lenders.

“Participant” shall have the meaning set forth in Section 9.2.

“Participation Interest” shall mean the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 2.3.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Investments” shall mean:

(i) cash and Cash Equivalents;

(ii) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(iii) investments in and loans to any Credit Parties;

(iv) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $100,000 at any time outstanding;

(v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(vi) investments, acquisitions or transactions permitted under Section 6.5(b);

(vii) investments in Subsidiaries of Borrower; and

(viii) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (viii) shall not exceed an aggregate amount of $500,000 at any time.

As used herein, “investment” shall mean all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

“Permitted Liens” shall mean:

(i) Liens created by or otherwise existing, under or in connection with this Agreement or the other Credit Documents in favor of the Lenders;

(ii) Liens in favor of a Lender hereunder in connection with Hedging Agreements, but only (A) to the extent such Liens secure obligations under Hedging Agreements with any Lender, or any Affiliate of a Lender, (B) to the extent such Liens are on the same collateral as to which the Administrative Agent on behalf of the Lenders also has a Lien and (C) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;

(iii) purchase money Liens securing purchase money Indebtedness to the extent permitted under Sections 6.1(c) (to the extent that the applicable purchase money Indebtedness is funded after the date of acquisition of the applicable asset or the date of completion of construction, as the case may be, Agent shall, upon request by Borrower, execute lien subordination agreements whereby the Liens under the Credit Documents are subordinated to the Liens securing the applicable purchase money Indebtedness and otherwise in form and substance reasonably satisfactory to the Administrative Agent);

(iv) Liens for taxes, assessments, charges or other governmental levies not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

(v) statutory landlord Liens and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(vi) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(vii) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(viii) Liens existing on the Closing Date and disclosed to the Administrative Agent in writing prior to the date hereof;

(ix) Liens arising in connection with Capital Leases permitted under Section 6.1(c) incurred to provide all or a portion of the purchase price (or finance such purchase price within ninety (90) days of acquisition) or cost of improvement or construction of an asset so long as the Indebtedness under such Capital Lease when incurred shall not exceed the purchase price or cost of construction of the applicable asset; and

(x) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property). In the case of purchase money indebtedness or Capital Leases, financing shall be deemed to be given in renewal or replacement of the applicable purchase money indebtedness or Capital Leases if it is funded within 180 days after the payment of such purchase money indebtedness or Capital Leases and is designated by the Borrower as having been given in renewal or replacement of the applicable purchase money indebtedness or Capital Leases (and in such event, Agent shall, upon request by Borrower, execute lien subordination agreements whereby the Liens under the Credit Documents are subordinated to the Liens securing the applicable purchase money indebtedness or Capital Leases, as the case may, and otherwise in form and substance reasonably satisfactory to the Administrative Agent).

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA (or the pertinent provisions of Applicable Canadian Pension Legislation) and in respect of which the Parent or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA (or the pertinent provisions of Applicable Canadian Pension Legislation) be deemed to be) an “employer” as defined in Section 3(5) of ERISA (or the pertinent provisions of Applicable Canadian Pension Legislation).

“Properties” shall have the meaning set forth in Section 3.10(a).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Register” shall have the meaning set forth in Section 9.3.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA (or the pertinent provisions of Applicable Canadian Pension Legislation).

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA (or the pertinent provisions of Applicable Canadian Pension Legislation), other than those events as to which the thirty-day notice period is waived under PBGC Reg. §4043.

“Required Lenders” shall mean Lenders holding in the aggregate more than 50% of all Revolving Loans and LOC Obligations then outstanding at such time plus the aggregate unused Revolving Commitments at such time (treating for purposes hereof in the case of LOC Obligations, in the case of the Issuing Lender, only the portion of the LOC Obligations of the Issuing Lender which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Issuing Lender, the Participation

Interests of such Lenders in LOC Obligations hereunder as direct Obligations); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date” has the meaning specified in Section 2.19.

“Responsible Officer” shall mean, as to (a) the Borrower, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or Assistant Treasurer or (b) any other Credit Party, any duly authorized officer thereof.

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding.

“Revolving Commitment” shall mean the U.S. Revolving Commitments and the Canadian Revolving Commitments.

“Revolving Commitment Termination Date” shall mean October 6, 2011.

“Revolving Loans” shall mean U.S. Revolving Loans and Canadian Revolving Loans.

“Revolving Notes” shall mean the U.S. Revolving Notes and the Canadian Revolving Notes.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and any successors thereto.

“Single Employer Plan” shall mean any Plan which is not a Multiemployer Plan.

“Specified Sales” shall mean (a) the sale, transfer, lease or other disposition of inventory, and materials in the ordinary course of business and (b) the sale, transfer or other disposition of Permitted Investments described in clauses (i) or (v) of the definition thereof.

“Subordinated Indebtedness” shall mean any and all Indebtedness of the Borrower or any of its Subsidiaries which is subordinated in right of payment to the prior payment in full of the Credit Party Obligations.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Taxes” shall have the meaning set forth in Section 2.17.

“Tranche” shall mean the collective reference to LIBOR Rate Loans or CDOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a “LIBOR Tranche” or a “CDOR Tranche”.

“Transfer Effective Date” shall have the meaning set forth in each Commitment Transfer Supplement.

“Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan denominated in Dollars or in Canadian Dollars, as the case may be, or LIBOR Rate Loan or CDOR Rate Loan, as the case may be.

“U.S. Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” in effect in Canada for Dollar Borrowings made by Canadian borrowers. Such rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“U.S. Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make U.S. Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender’s U.S. Revolving Committed Amount.

“U.S. Revolving Commitment Percentage” shall mean, for each Lender, the percentage identified as its U.S. Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Article IX.

“U.S. Revolving Committed Amount” shall mean, collectively, the aggregate amount of all U.S. Revolving Commitments as referenced in Section 2.1(a), as such amount may be reduced or increased from time to time in accordance with the provisions hereof.

“U.S. Revolving Loans” shall have the meaning set forth in Section 2.1.

“U.S. Revolving Note” or “U.S. Revolving Notes” shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the U.S. Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 1.3 Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the applicable Person delivered to the Lenders.

The Parent shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

ARTICLE II
THE LOANS; AMOUNT AND TERMS

Section 2.1 Revolving Loans.

(a) Revolving Commitments.

(i) During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“U.S. Revolving Loans”) to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender’s share of outstanding U.S. Revolving Loans plus such Lender’s LOC Commitment Percentage of LOC Obligations shall not exceed such Lender’s U.S. Revolving Commitment Percentage of the aggregate U.S. Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding U.S. Revolving Loans plus LOC Obligations shall not exceed the aggregate U.S. Revolving Committed Amount. For purposes hereof, the aggregate amount available under this Section 2.1(a)(i) shall be THIRTY-FIVE MILLION DOLLARS ($35,000,000) (as such aggregate maximum amount may be reduced or increased from time to time as provided in Section 2.5, the “U.S Revolving Committed Amount”). U.S. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. U.S. Revolving Loans shall all be denominated in Dollars.

(ii) During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Canadian Revolving Loans”) to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, such Lender’s share of outstanding Canadian Revolving Loans shall not exceed such Lender’s Canadian Revolving Commitment Percentage of the aggregate Canadian Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate amount of outstanding Canadian Revolving Loans shall not exceed the aggregate Canadian Revolving Committed Amount. For purposes hereof, the aggregate amount available under this Section 2.1(a)(ii) shall be FIVE MILLION CANADIAN DOLLARS (C$5,000,000) (as such aggregate maximum amount may be reduced or increased from time to time as provided in Section 2.5, the “Canadian Revolving Committed Amount”). Canadian Revolving Loans may consist of Alternate Base Rate Loans or CDOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. Canadian Revolving Loans shall all be denominated in Canadian Dollars.

(b) Revolving Loan Borrowings.

(i) Notice of Borrowing. The Borrower may request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent (not later than 1:00 p.m. (Toronto, Ontario time) on the Business Day of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans or CDOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested (specifying the borrowing is a U.S. Revolving Loan or a Canadian Revolving Loan), (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans, CDOR Rate Loans or a combination thereof, and if LIBOR Rate Loans or CDOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a “Notice of Borrowing”) is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan or CDOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a one (1) month LIBOR Rate Loan or CDOR Rate Loan (as applicable) hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender’s share thereof.

(ii) Minimum Amounts. Each Revolving Loan borrowing shall be in a minimum aggregate amount of (A) for Revolving Loans made as LIBOR Rate Loans, $1,000,000 and integral multiples of $100,000 in excess thereof or (B) for Revolving Loans made as CDOR Rate Loans, C$500,000 and integral multiples of C$100,000 in excess thereof or (C) for U.S. Revolving Loans made as Alternate Base Rate Loans, $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the U.S. Revolving Committed Amount, if less) or (D) for Canadian Revolving Loans, C$500,000 and integral multiples of C$100,000 in excess thereof (or the remaining amount of the Canadian Revolving Committed Amount, if less).

(iii) Advances. Each Lender will make its U.S Revolving Commitment Percentage of each U.S. Revolving Loan borrowing or its Canadian Revolving Commitment Percentage of each Canadian Revolving Loan borrowing, as the case may be, available to the Administrative Agent for the account of the Borrower at such office of the Administrative Agent as the Administrative Agent may from time to time designate in writing, by 2:00 p.m. (Toronto, Ontario time) on the date specified in the applicable Notice of Borrowing in Dollars or Canadian Dollars, as applicable, and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

(c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date.

(d) Interest. Subject to the provisions of Section 2.8, Revolving Loans shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the applicable Alternate Base Rate plus the relevant Applicable Percentage; and

(ii) LIBOR Rate Loans and CDOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage. During such periods as Revolving Loans shall be comprised of CDOR Rate Loans, each such CDOR Rate Loan shall bear interest at a per annum rate equal to the sum of the CDOR Rate plus the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e) Revolving Notes. Each Lender’s U.S. Revolving Commitment Percentage of the U.S. Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1(e) – A and each Lender’s Canadian Revolving Commitment Percentage of the Canadian Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1(e) – B.

Section 2.2 Intentionally Left Blank.

Section 2.3 Letter of Credit Subfacility.

(a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require consistent with customary practice at such time, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWO MILLION DOLLARS ($2,000,000) (the “LOC Committed Amount”), (ii) the sum of the aggregate amount of U.S. Revolving Loans plus LOC Obligations shall not at any time exceed the aggregate U.S. Revolving Committed Amount, (iii) except as the Issuing Bank and the Administrative Agent may otherwise agree, all Letters of Credit shall be denominated in U.S. Dollars or Canadian Dollars and (iv) Letters of Credit shall be issued for the purpose of supporting tax-advantaged variable rate demand note financing and for other lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $10,000 or C$10,000 or such other amounts as agreed by the Administrative Agent and the Borrower. JPM Chase shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.

(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c) Participations. Each Lender upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (with the proceeds of a U.S. Revolving Loan or Canadian Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount (determined with reference to the Exchange Rate on the date of drawing in the case of any such amounts denominated in currencies other than Dollars) of such drawing shall bear interest at a rate equal to the Default Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a U.S. Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. Absent the gross negligence or willful misconduct of any such Person (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH REIMBURSEMENT OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING REIMBURSED), the Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender’s LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 3:00 p.m. (Toronto, Ontario time), otherwise such payment shall be made at or before 1:00 p.m. (Toronto, Ontario time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested a Revolving Loan (or been deemed to have requested a U.S. Revolving Loan) to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory Borrowing”) shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Lender’s respective applicable Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and in the case of both clauses (i) and (ii) the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding described under Section 7.1(e) with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender’s unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f) Modification, Extension. The issuance of any renewal or extension to any Letter of Credit or any supplement, modification or amendment in the nature of a renewal or extension thereof, shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the “UCP”), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

Section 2.4 Fees.

(a) Commitment Fee. In consideration of the U.S. Revolving Commitment and the Canadian Revolving Commitment, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders (other than any Defaulting Lender) a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the aggregate Revolving Commitments of such Lenders. For purposes of computing the Commitment Fee hereunder, LOC Obligations shall be considered usage of the U.S. Revolving Commitments. The Commitment Fee shall be due and payable quarterly in arrears on each Interest Payment Date.

(b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the “Letter of Credit Fee”) equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders (including the Issuing Lender, but excluding any Defaulting Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be due and payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and on the Revolving Commitment Termination Date.

(c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).

Section 2.5 Commitment Reductions.

(a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the U.S. Revolving Committed Amount or the Canadian Revolving Committed Amount at any time or from time to time upon not less than five Business Days’ prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof, with respect to the U.S. Revolving Committed Amount, and in a minimum amount of C$500,000 or a whole multiple of C$100,000 in excess thereof, with respect to the Canadian Revolving Committed Amount, and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, (i) the sum of the then outstanding aggregate principal amount of the U.S. Revolving Loans plus LOC Obligations would exceed the U.S. Revolving Committed Amount or (ii) the then outstanding aggregate principal amount of the Canadian Revolving Loans would exceed the Canadian Revolving Committed Amount.

(b) Mandatory Reductions. As of the dates specified below, the U.S. Revolving Commitments must be reduced to the maximum amount set forth opposite such date below:

Maximum U.S.
Date	Revolving Commitments
December 31, 2007	$31,000,000
December 31, 2008	$27,000,000
December 31, 2009	$23,000,000
December 31, 2010	$19,000,000

(c) Revolving Commitment Termination Date. The U.S. Revolving Commitment, the Canadian Revolving Commitment and the LOC Commitment shall automatically terminate on the Revolving Commitment Termination Date.

Section 2.6 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of U.S. Revolving Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining unpaid amount) and each partial prepayment of Canadian Revolving Loans shall be in a minimum principal amount of C$500,000 and integral multiples of C$100,000 in excess thereof (or the remaining unpaid amount). The Borrower shall give three Business Days’ irrevocable notice in the case of LIBOR Rate Loans or CDOR Rate Loans and irrevocable notice not later than 1:00 p.m. (Toronto, Ontario time) on the same Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Subject to the foregoing terms, amounts prepaid under this Section 2.6(a) shall be applied as the Borrower elects; provided that if the Borrower fails to specify the application of an optional prepayment then such prepayment shall be applied to Revolving Loans, first to U.S Revolving Loans which are Alternate Base Rate Loans, then to Canadian Revolving Loans which are Alternate Base Rate Loans, then to LIBOR Rate Loans in direct order of Interest Period maturities and then to CDOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.6(a) shall be subject to Section 2.16, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans may be reborrowed in accordance with the terms hereof.

(b) Mandatory Prepayments.

(i) U.S. Revolving Committed Amount. If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding U.S. Revolving Loans plus LOC Obligations shall exceed the aggregate U.S. Revolving Committed Amount, the Borrower immediately shall prepay the U.S. Revolving Loans in the amount of such excess and (after all U.S. Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

(ii) Canadian Revolving Committed Amount. If at any time after the Closing Date, the aggregate principal amount of outstanding Canadian Revolving Loans shall exceed the aggregate Canadian Revolving Committed Amount, the Borrower immediately shall prepay the Canadian Revolving Loans in the amount of such excess.

(iii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.6(b) shall be applied to the applicable Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to U.S Revolving Loans which are Alternate Base Rate Loans, then to Canadian Revolving Loans which are Alternate Base Rate Loans, then to LIBOR Rate Loans in direct order of Interest Period maturities and then to CDOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.6(b) shall be subject to Section 2.16 but otherwise without premium or penalty, and be accompanied by interest on the principal amount prepaid through the date of prepayment.

Section 2.7 Minimum Principal Amount of Tranches.

All borrowings, payments and prepayments in respect of Revolving Loans (other than mandatory prepayments) shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount thereof comprising any Tranche shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof, in the case of U.S. Revolving Loans, and shall not be less than C$500,000 or a whole multiple of C$100,000 in excess thereof, in the case of Canadian Revolving Loans.

Section 2.8 Default Rate and Payment Dates.

Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus the Applicable Percentage plus 2%) (the “Default Rate”).

Section 2.9 Conversion Options.

(a) The Borrower may elect from time to time to convert U.S. Revolving Loans which are Alternate Base Rate Loans to LIBOR Rate Loans or to convert Canadian Revolving Loans which are Alternate Base Rate Loans to CDOR Rate Loans, by giving the Administrative Agent at least three Business Days’ prior irrevocable written notice of such election. A form of Notice of Conversion/ Extension is attached as Schedule 2.9. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan or a CDOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan or a CDOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

(b) Any LIBOR Rate Loans or CDOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9(a); provided, that no LIBOR Rate Loan or CDOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan or CDOR Rate Loan, and the continuation of such LIBOR Rate Loans or CDOR Rate Loan is permitted hereunder, such LIBOR Rate Loans or CDOR Rate Loan (as applicable) shall be automatically continue as a one (1) month LIBOR Rate Loan or CDOR Rate Loan (as applicable) at the end of the applicable Interest Period with respect thereto.

Section 2.10 Computation of Interest and Fees.

(a) Interest payable hereunder with respect to Alternate Base Rate Loans and Commitment Fees shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate or CDOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

Section 2.11 Pro Rata Treatment and Payments.

(a) Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.4, second, to interest then due and owing in respect of the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section 2.4 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit retained by the Issuing Lender and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective amounts due and owing in accordance with Section 2.6 hereof. Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.6(a). Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.6(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office in Dollars and in immediately available funds not later than 2:00 p.m. (Toronto, Ontario time) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans or CDOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan or CDOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

SECOND, to payment of any fees owed to the Administrative Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to the Borrower or whoever else may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 2.11(b).

Section 2.12 Non-Receipt of Funds by the Administrative Agent.

(a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

(b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

(c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.12 shall be conclusive in the absence of manifest error.

Section 2.13 Inability to Determine Interest Rate.

Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate or the CDOR Rate (as applicable) for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate or the CDOR Rate (as applicable) does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans or CDOR Rate Loans (as applicable) that the Borrower has requested be outstanding as a LIBOR Tranche or a CDOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans or CDOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans or CDOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans or CDOR Rate Loans (as applicable) shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans or CDOR Rate Loans for the Interest Periods so affected.

Section 2.14 Illegality.

Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or for such Lender to make or maintain CDOR Rate Loans as contemplated by this Agreement, or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such LIBOR Rate Loans or to obtain Canadian Dollars for the applicable Interest Period to make such CDOR Rate Loans, (a) such Lender shall promptly (and in any event within ninety (90) days from the date the Lender knew or should have known of the facts pertaining thereto) notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or CDOR Rate Loans (as applicable) or continue LIBOR Rate Loans or CDOR Rate Loans (as applicable) as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans or CDOR Rate Loans (as applicable), if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits or losses sustained by virtue of the Lender’s failure to give the Borrower the aforesaid notice within the prescribed time period) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans or CDOR Rate Loans (as applicable) hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall constitute prima facie evidence as to the accuracy of the facts contained therein. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

Section 2.15 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan or CDOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate or CDOR Rate (as applicable) hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or CDOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or CDOR Rate Loans or Letters of Credit; provided, however, such Lender shall promptly (and in any event with ninety (90) days from the date the Lender knew or should have known of the facts pertaining thereto) notify the Borrower of the aforesaid facts and the Borrower shall not be responsible costs or losses sustained by virtue of the Lender’s failure to give the Borrower the aforesaid notice. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall constitute prima facie evidence as to the accuracy of the facts contained therein. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction; provided, however, such Lender shall promptly (and in any event with ninety (90) days from the date the Lender knew or should have known of the facts pertaining thereto) notify the Borrower of the aforesaid facts and the Borrower shall not be responsible for costs or losses sustained by virtue of the Lender’s failure to give the Borrower the aforesaid notice within the prescribed time period. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall constitute prima facie evidence as to the accuracy of the facts contained therein.

(c) The agreements in this Section 2.15 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.16 Indemnity.

The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing of Loans after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment of Loans after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall constitute prima facie evidence as to the accuracy of the facts contained therein. The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.17 Taxes.

(a) All payments made by the Borrower hereunder or under any Note will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender represents and warrants on the Closing Date that it is either (a) not a non-resident of Canada for purposes of the Income Tax Act (Canada), or (b) an authorized foreign bank deemed to be a resident Canada for the purposes of Part XIII of the Income Tax Act Canada in respect of all amounts paid or credited to it with respect to the Loans and extensions of credit under this Agreement.

(c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

(d) If the Borrower pays any additional amount pursuant to this Section 2.17 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower’s payments to such Lender pursuant to this

Section 2.17, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.17 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.17 to the Borrower or any other party.

(e) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

Section 2.18 Indemnification; Nature of Issuing Lender’s Duties.

(a) In addition to its other obligations under Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called “Government Acts”).

(b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

(d) Nothing in this Section 2.18 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Borrower under this Section 2.18 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

(e) Notwithstanding anything to the contrary contained in this Section 2.18, the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH INDEMNIFICATION OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING INDEMNIFIED).

Section 2.19 Currency Fluctuations.

Not later than 1:00 p.m. (Toronto, Ontario time) on each Calculation Date, the Administrative Agent shall determine the Exchange Rate applicable to Canadian Dollars as of such Calculation Date. For purposes of this Section, the Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”). If, on any Reset Date, the aggregate LOC Obligations exceed the aggregate of all of the LOC Commitments, then (i) the Administrative Agent shall give notice thereof to the Lenders and Borrower and (ii) the Borrower shall within two (2) Business Days thereafter, provide cash collateral for the LOC Obligations in an aggregate principal amount equal to the excess.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

Section 3.1 Financial Condition.

The balance sheets and the related statements of income and of cash flows of the Parent for fiscal year ending March 31, 2006 audited by KPMG, L.L.P. are complete and correct and present fairly the financial condition of the Parent and its Subsidiaries as of such dates. Additionally, the most recently provided company-prepared projections of income and cash flow for the Parent for the fiscal years ending March 31, 2007 and March 31, 2008 have been prepared in good faith based upon reasonable assumptions. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except for projections, pro forma statements, and/or as disclosed therein).

Section 3.2 No Change.

Since March 31, 2006 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.3 Corporate Existence; Compliance with Law.

Each of the Borrower and the other Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite corporate power and authority to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.4 Corporate Power; Authorization; Enforceable Obligations.

Each of the Borrower and the other Credit Parties has full corporate power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower or the other Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower or the other Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Borrower or the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower or the other Credit Parties, as the case may be, enforceable against the Borrower or such other Credit Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.5 No Legal Bar; No Default.

The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any other Credit Party (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any material Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any other Credit Party is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 3.6 No Material Litigation.

No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or the other Credit Parties, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which could reasonably be expected to be adversely determined, and if adversely determined, could reasonably be expected to have a Material Adverse Effect.

Section 3.7 Investment Company Act.

Neither the Borrower nor any Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 3.8 Margin Regulations.

No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all “margin stock” owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

Section 3.9 ERISA and Applicable Canadian Pension Legislation.

(a) Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan of the Credit Parties other than Borrower, and each Plan of the Credit Parties other than Borrower has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. With respect to the Credit Parties other than Borrower, no termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan of the Credit Parties other than Borrower (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Parent nor any Commonly Controlled Entity, excluding Borrower, is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

(b) The Canadian Pension Plans are duly registered under all applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of the Borrower and its Subsidiaries required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans. There are no outstanding disputes concerning the assets held under the funding agreements for the Canadian Pension Plans. Each of the Canadian Pension Plans is fully funded both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect and in any event no such improvements will result in a solvency deficiency or going concern unfunded liability in the affected Canadian Pension Plans. All contributions or premiums required to be made or paid by the Parent or any Subsidiaries to the Canadian Pension Plans or the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all applicable laws. All employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by and fully paid into such plans in a timely manner. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans.

Section 3.10 Environmental Matters.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a) To the knowledge of the Borrower and the other Credit Parties, the facilities and properties comprising real estate owned, leased or operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

(b) To the knowledge of the Borrower and the other Credit Parties, the Properties and all operations of the Borrower and the other Credit Parties and/or their Subsidiaries at the Properties are in compliance, and with respect to the other Credit Parties, have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the “Business”).

(c) To the knowledge of the Borrower and the other Credit Parties, neither the Borrower nor any of the other Credit Parties has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any of the other Credit Parties nor any of their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) To the knowledge of the Borrower and the other Credit Parties, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower and the other Credit Parties, threatened, under any Environmental Law to which the Borrower or any other Credit Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f) To the knowledge of the Borrower and the other Credit Parties, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any other Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

Section 3.11 Purpose of Loans.

The proceeds of the Loans have been or will be used to provide for working capital, acquisition of assets and other general corporate purposes.

Section 3.12 Subsidiaries.

The Borrower has no Subsidiaries as of the Closing Date.

Section 3.13 Ownership.

Each of the Credit Parties is the owner of, and has transferable title to, or a valid leasehold interest in, all of its respective assets except as may be permitted pursuant to Section 6.13 hereof (or, as to Parent, as permitted under the Parent Credit Agreement) and none of such assets is subject to any Lien other than Permitted Liens.

Section 3.14 Indebtedness.

Except as otherwise permitted under Section 6.1 (or, as to Parent, as permitted under the Parent Credit Agreement), the Credit Parties have no Indebtedness.

Section 3.15 Taxes.

Each of the Credit Parties has filed, or caused to be filed, all tax returns (federal, provincial, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Credit Parties is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

Section 3.16 Intellectual Property.

Each of the Credit Parties owns, or has the legal right to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for and material to the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any material intellectual property owned by the Credit Parties or the validity or effectiveness of any such material intellectual property, nor do any of the Credit Parties know of any such claim, and, to the knowledge of the Borrower or any of its Subsidiaries, the use of such material intellectual property by any of the Credit Parties does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.17 Solvency.

The fair saleable value of the assets of each of the Borrower and the Parent individually, and of the Credit Parties taken as a whole, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. Neither the Borrower or the Parent individually, nor the Credit Parties taken as a whole (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due. Borrower’s property is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations due and accruing due; and Borrower has not ceased paying its current obligations in the ordinary course of business as they come due.

Section 3.18 Investments.

All Investments of each of the Credit Parties are Permitted Investments (or, as to Parent, are permitted under the Parent Credit Agreement).

Section 3.19 No Burdensome Restrictions.

None of the Credit Parties is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.20 Brokers’ Fees.

None of the Credit Parties has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement.

Section 3.21 Labor Matters.

Except as disclosed to the Administrative Agent in writing prior to the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any of the Credit Parties as of the Closing Date, and none of the Credit Parties as of the Closing Date (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last three years or since the date of acquisition of such Subsidiary, whichever is later, or (ii) has knowledge of any potential or pending strike, walkout or work stoppage, which could reasonably be expected to have a Material Adverse Effect.

Section 3.22 Accuracy and Completeness of Information.

All factual information heretofore or contemporaneously furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading when taken together with all other information provided to Lender. There is no fact now known to the Borrower or any other Credit Party which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Credit Parties furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by any Credit Party to the Administrative Agent and/or the Lenders.

Section 3.23 Insurance.

The Credit Parties maintain insurance in accordance in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or similar business.

ARTICLE IV
CONDITIONS PRECEDENT

Section 4.1 Conditions to Closing Date and Initial Revolving Loans.

This Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a) Execution of Agreement. The Administrative Agent shall have received (i) counterparts of this Agreement executed by a duly authorized officer of each party hereto and (ii) for the account of each Lender, a U.S. Revolving Note and a Canadian Revolving Note, in each case conforming to the requirements of this Agreement and executed by duly authorized officers of the Credit Parties.

(b) Authority Documents. The Administrative Agent shall have received the following:

(i) Articles of Incorporation. Copies of the articles or certificate of incorporation of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state or jurisdiction of its incorporation.

(ii) Resolutions. Copies of resolutions of the board of directors of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws. A copy of the bylaws of each Credit Party certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of the state or jurisdiction of incorporation and each other state or province in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Credit Parties in such state or province and (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

(c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties reasonably acceptable to the Administrative Agent, dated the Closing Date and addressed to the Administrative Agent and the Lenders in a form or forms reasonably acceptable to the Administrative Agent.

(d) Liability and Casualty Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein.

(e) Litigation. There shall not exist any pending or threatened litigation, proceeding, injunction, order, claim or investigation affecting or relating to any of the Credit Parties or the transactions contemplated by this Agreement, or the other Credit Documents that in the reasonable judgment of the Administrative Agent could materially adversely affect any of the Credit Parties or the transactions contemplated by this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

(f) Material Contracts. The Administrative Agent shall have received and reviewed to its satisfaction all Material Contracts of the Credit Parties.

(g) Corporate Structure. The Administrative Agent shall be satisfied with the management structure, legal structure, voting control, liquidity, total leverage and total capitalization of the Credit Parties as of the Closing Date.

(h) Government Consent. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the transactions or that could seek or threaten any of the foregoing.

(i) Compliance with Laws. The transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

(j) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to any of the Credit Parties.

(k) Financial Information. The Administrative Agent shall have received copies of the financial information referred to in Section 3.1 hereof, each in form and substance satisfactory to the Administrative Agent.

(l) Material Adverse Change. Since March 31, 2006, no development or event which has had or could reasonably be expected to have a Material Adverse Effect shall have occurred.

(m) Due Diligence. The Administrative Agent shall have completed, in form and scope satisfactory thereto, their due diligence on the Credit Parties.

(n) Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a responsible officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

(o) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Section 4.2 Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

(c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding U.S. Revolving Loans plus LOC Obligations shall not exceed the aggregate U.S. Revolving Committed Amount, (ii) the aggregate principal amount of outstanding Canadian Revolving Loans shall not exceed the aggregate Canadian Revolving Committed Amount, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

(d) Additional Conditions to Revolving Loans. If such Loan is made pursuant to Section 2.1, all conditions set forth in such Section shall have been satisfied.

(e) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.3, all conditions set forth in such Section shall have been satisfied.

Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (f) of this Section have been satisfied.

ARTICLE V
AFFIRMATIVE COVENANTS

Each Credit Party hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, they shall:

Section 5.1 Financial Statements.

Furnish to the Administrative Agent and each of the Lenders:

(a) Annual Financial Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year, a copy of the consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Parent and its consolidated Subsidiaries for such year, which consolidated statements shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

(b) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of the Parent, a company-prepared consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such period and related company-prepared consolidated statements of income and retained earnings and of cash flows for the Parent and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal year-end audit adjustments);

(c) Annual Budget Plan and Financial Projections. As soon as available, but in any event within sixty (60) days after the beginning of each fiscal year, a copy of detailed projections of the income statements, cash flow and balance sheets of the Parent and its consolidated Subsidiaries for each fiscal year through the Maturity Date, in form and detail reasonably acceptable to the Administrative Agent and the Required Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan and financial projections;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

Section 5.2 Certificates; Other Information.

Furnish to the Administrative Agent and each of the Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Sections 5.9, 6.1 and 6.4(b);

(c) within thirty (30) days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Parent sends to its shareholders or noteholders generally, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Parent may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(d) within thirty (30) days after receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to the Parent or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and

(e) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

Section 5.3 Payment of Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the applicable Credit Party.

Section 5.4 Conduct of Business and Maintenance of Existence.

Continue to engage in business of the same general type as now conducted by it on the Closing Date and preserve, renew and keep in full force and effect its corporate existence (except for transactions permitted by Section 6.5(b)) and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply with this Section 5.4 could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.5 Maintenance of Property; Insurance.

(a) Keep all property useful and necessary in its business in good working order and condition (immaterial portions of such property and ordinary wear and tear and obsolescence excepted); and

(b) Maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried; provided, however, that each of the Credit Parties may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

Section 5.6 Inspection of Property; Books and Records; Discussions.

Keep proper books of records and account in which full, true and correct entries in compliance with all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities and sufficient to permit reporting in accordance with GAAP; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Credit Parties may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of the Credit Parties and with their independent certified public accountants.

Section 5.7 Notices.

Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

(a) promptly but in any event within two (2) Business Days after any Credit Party knows or has reason to know thereof of the occurrence of any Default or Event of Default;

(b) promptly, any default or event of default under any Contractual Obligation of the Credit Parties or Material Contracts which could reasonably be expected to have a Material Adverse Effect;

(c) promptly, any litigation, or any investigation or proceeding known to the Borrower, affecting the Credit Parties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(d) as soon as possible and in any event within thirty (30) days after any Credit Party knows or has reason to know: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of any Plan; and

(e) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto. In the case of any notice of a Default or Event of Default, the Credit Parties shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8 Environmental Laws.

(a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

(c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any of the Credit Parties or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any indemnified person (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH INDEMNIFICATION OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING INDEMNIFIED). The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

Section 5.9 Additional Guarantors.

The Borrower will cause each of its Subsidiaries, whether newly formed, after acquired or otherwise existing, upon the creation or acquisition thereof, to become a Guarantor hereunder by way of execution of a guaranty in form and substance satisfactory to the Administrative Agent.

Section 5.10 Compliance with Law.

Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
NEGATIVE COVENANTS

The Borrower and each other Credit Party hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full that:

Section 6.1 Indebtedness.

The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

(b) Indebtedness of the Borrower and its Subsidiaries existing as of the date hereof and disclosed to the Administrative Agent in writing prior to the date hereof, and renewals, refinancings or extensions of any of the above in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

(c) Indebtedness of the Borrower and its Subsidiaries consisting of purchase money Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of equipment (which may be funded up to, but not later than, 180 days after the date of acquisition of the applicable asset or the date of completion of construction, as the case may be) provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such equipment; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (provided that separate purchase money Indebtedness facilities may be aggregated in connection with any refinancing, in which event the aggregate refinanced amount may be secured by all of the assets that secured such separate facilities and, in such event, Agent shall, upon request by Borrower, execute lien subordination agreements whereby the Liens under the Credit Documents are subordinated to the Liens securing the applicable refinancing and otherwise in form and substance reasonably satisfactory to the Administrative Agent); and (iii) the amount of such Indebtedness incurred pursuant to this Section 6.1(c) shall not exceed $10,000,000;

(d) Unsecured intercompany Indebtedness among the Borrower and any Credit Party (or any Subsidiary of Parent);

(e) Indebtedness and obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(f) Indebtedness and obligations of the Borrower and its Subsidiaries owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally;

(g) Indebtedness which may be deemed to exist pursuant to any performance, surety, statutory, appeal or similar obligations obtained in the ordinary course of business;

(h) Other unsecured Indebtedness of the Borrower and its Subsidiaries incurred after the date hereof which does not exceed $1,000,000 in the aggregate at any time outstanding.

Section 6.2 Liens.

The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

Section 6.3 Guaranty Obligations.

The Borrower will not, nor will it permit any of its Subsidiaries to, enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) except:

(a) those in favor of the Lenders in connection with the Credit Party Obligations;

(b) Guaranty Obligations by the Borrower or its Subsidiaries of Indebtedness and other obligations referred to in and permitted under Section 6.1 (except, as regards Indebtedness under subsection (b) thereof, only if and to the extent such Indebtedness was guaranteed on the Closing Date); and

(c) Other Guaranty Obligations which do not exceed $500,000 in the aggregate at any time outstanding.

Section 6.4 Nature of Business.

Except as otherwise permitted in Section 6.6, the Borrower will not, nor will it permit any of its Subsidiaries to, alter the character of the business of the Borrower or its Subsidiaries in any material respect from that conducted as of the Closing Date.

Section 6.5 Consolidation, Merger, Acquisitions, Sale or Purchase of Assets, etc.

The Borrower will not, nor will it permit any Subsidiary to,

(a) dissolve, liquidate or wind up its affairs, sell, transfer, lease (as lessor) or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

(i) Specified Sales;

(ii) the sale, lease, transfer or other disposition of machinery, parts, equipment, land and buildings no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, as appropriate, in its reasonable discretion;

(iii) the sale, lease, transfer or other disposition of assets of an acquired company or business, provided such disposition is completed within 180 days of the initial acquisition of such assets;

(iiii) the sale, lease or transfer of property or assets (at fair value) between the Borrower and any Guarantor;

(iv) the sale, lease or transfer of property or assets from any Credit Party to another Credit Party (or any Subsidiary of Parent);

(v) the sale, lease or transfer of property or assets not otherwise permitted by clauses (i) through (vi) above, provided the amount of such sale, lease or transfer does not exceed $500,000 in the aggregate in any fiscal year; and

(vi) the voluntary dissolution, liquidation or winding-up in connection with a merger or sale of all or substantially all of the assets of a Subsidiary otherwise permitted hereunder;

provided, that with respect to subclause (v) above at least 75% of the consideration received therefor by the Borrower or any Subsidiary of the Borrower is in the form of cash or Cash Equivalents; or

(b) enter into any transaction of merger or consolidation or amalgamation, except for the merger or consolidation or amalgamation of a Subsidiary of the Borrower with and into the Borrower.

Section 6.6 Advances, Investments and Loans.

The Borrower will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person except for Permitted Investments.

Section 6.7 Transactions with Affiliates.

Except as permitted in subsection (iv) of the definition of Permitted Investments and customary compensation arrangements entered into in the ordinary course of business, the Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate.

Section 6.8 Ownership of Subsidiaries; Restrictions.

The Borrower will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries. The Borrower will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of it Subsidiaries, nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests.

Section 6.9 Fiscal Year; Organizational Documents; Material Contracts.

The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year or accounting policies unless permitted by GAAP or, with respect to a Subsidiary, to change so as to be in conformity with the fiscal year of the Borrower. The Borrower will not, nor will it permit any Subsidiary to, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders unless such amendment, modification or change could not reasonably be expected to materially adversely effect the interests of the Lenders hereunder. The Borrower will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Administrative Agent, amend, modify, waive any default of or breach under, cancel or terminate or fail to renew or extend or permit the amendment, modification, waiver of any default of or breach under or cancellation or termination of any of the Material Contracts unless such amendment, modification, waiver, cancellation, termination or failure to renew or extend could not reasonably be expected to have a Material Adverse Effect.

Section 6.10 Limitation on Restricted Actions.

The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, or (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 6.11 Restricted Payments.

The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries) and (c) as permitted by Section 6.12.

Section 6.12 Prepayments of Indebtedness, etc.

The Borrower will not, nor will it permit any Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Subordinated Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

Section 6.13 Sale Leasebacks.

The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any Capital Lease or any “synthetic” lease or other off-balance sheet financing lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired (a) which the Borrower or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not the Borrower or any Subsidiary or (b) which the Borrower or any Subsidiary intends to use for substantially the same purpose as the property which has been sold or is to be sold or transferred by the Borrower or any Subsidiary to another Person in connection with such lease.

Section 6.14 No Further Negative Pledges.

The Borrower will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to applicable law, (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, and (d) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.1 Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and any such failure shall continue unremedied for three (3) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder); or

(b) Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

(c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.7(a) or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

(d) Any Credit Party or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $2,500,000 for any individual item of Indebtedness and $5,000,000 in the aggregate for all such Indebtedness for the Borrower and its Subsidiaries beyond the period of grace (not to exceed 10 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $2,500,000 for any individual item of Indebtedness and $5,000,000 in the aggregate for all such Indebtedness for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(e) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking (x) to have an order for relief entered with respect to it or (y) to adjudicate it a bankrupt or insolvent or (z) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(f) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 10 days from the entry thereof; or

(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower, or any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

(h) The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm, or fail to perform, any Guarantor’s obligations under the Guaranty;

(i) There shall occur a Change of Control; or

(j) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated by the Administrative Agent and/or the Lenders or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive); or

(k) an “Event of Default” (as defined in the Parent Credit Agreement) shall occur and be continuing (without regard to any waiver of any such Event of Default by the lenders under the Parent Credit Agreement) or the Parent Credit Agreement shall be terminated for any reason (whether voluntarily or involuntarily).

Section 7.2 Acceleration; Remedies.

Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, (x) declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable and/or (y) convert all outstanding Obligations which are denominated in Canadian Dollars to Dollars.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

Section 8.1 Appointment; Nature of Relationship.

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, is hereby appointed by each of the Lenders as its contractual representative hereunder and under each other Credit Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Credit Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Credit Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Credit Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders for purposes of issues relating to perfection of Liens and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Credit Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

Section 8.2 Powers.

The Administrative Agent shall have and may exercise such powers under the Credit Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Credit Documents to be taken by the Administrative Agent.

Section 8.3 General Immunity.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person (IT BEING THE INTENTION OF THIS PROVISION THAT THERE SHALL BE NO LIABILITY ARISING SOLELY OUT OF OR BY REASON OF THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING REIMBURSED).

Section 8.4 No Responsibility for Loans, Recitals, etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Credit Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

Section 8.5 Acting on Instructions of Lenders.

The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 8.6 Employment of Agents and Counsel.

The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Credit Document by or through employees, agents, and attorneys in fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Credit Document.

Section 8.7 Reliance on Documents; Counsel.

The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Article IV, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

Section 8.8 Administrative Agent’s Reimbursement and Indemnification.

The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, in proportion to their Revolving Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Credit Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Credit Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH INDEMNIFICATION

OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING INDEMNIFIED) and (ii) any indemnification required pursuant to Section 2.16 shall, notwithstanding the provisions of this Section, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section shall survive payment of the Obligations and termination of this Agreement.

Section 8.9 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 8.10 Rights as a Lender.

In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Credit Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

Section 8.11 Lender Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

Section 8.12 Successor Administrative Agent.

The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The

Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Credit Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section, then the terms “U.S. Base Rate” and “Canadian Prime Rate” as used in this Agreement shall mean the analogous rate of the new Administrative Agent.

Section 8.13 Administrative Agent.

The Borrower agrees to pay to the Administrative Agent, for its account, the fees agreed to by the Borrower and the Administrative Agent from time to time.

Section 8.14 Delegation to Affiliates.

The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under this Agreement.

ARTICLE IX

BENEFIT OF AGREEMENT; ASSIGNMENT; PARTICIPATIONS

Section 9.1 Successors and Assigns.

The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Credit Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 9.3, and (iii) any transfer by participation must be made in compliance with Section 9.2. Any attempted assignment or transfer by any party not made in compliance with this Section 9.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 9.3(b). The parties to this Agreement acknowledge that clause (ii) of this Section 9.1 relates only to absolute assignments and this Section 9. 1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is an Approved Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transfer or Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 9.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 9.3 provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

Section 9.2 Participations.

(a) Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Credit Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Credit Documents.

(b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 10.1 or of any other Credit Document.

(c) The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 10.6 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of setoff provided in Section 10.6 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 10.6, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 10.6 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.3, provided that a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower.

Section 9.3 Assignments.

(a) Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Credit Documents. Such assignment shall be substantially in the form of Schedule 9.3 or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

(b) The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolving Commitment (in the case of an assignment of a Revolving Commitment) or is a Lender, an Affiliate of a Lender or an Approved Fund (in the case of an assignment of any other Commitment or Loans). The consent of the Issuing Bank shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment. Any consent required under this Section 9.3(b) shall not be unreasonably withheld or delayed.

(c) Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 9.2(a) and 9.2(b), and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Credit Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Credit Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 9.3(c) the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(e) Before the occurrence of an Event of Default that is continuing, a Lender may only assign its rights and obligations under the Credit Documents to either (a) a Person that is not a non-resident of Canada, for the purposes of the Income Tax Act (Canada) or (b) an authorized foreign bank deemed to be resident of Canada for the purposes of Part XIII of the Income Tax Act (Canada) in respect of all amounts paid or credited to it with respect to the Loans or extensions of credit under this Agreement.

Section 9.4 Dissemination of Information.

The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees in writing to be bound by Section 10.15 of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.1 Amendments and Waivers.

Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

(i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the Default Rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby (it being understood and agreed that changes to the financial definitions and financial covenants herein shall only require the consent of the Required Lenders and waivers of Events of Default, conditions precedent and mandatory prepayments of the Loans required pursuant to Section 2.6(b) hereof shall not constitute increases in the Commitment of any Lender), or

(ii) amend, modify or waive any provision of this Section 10.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders, or

(iii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent, or

(iv) release a material portion of the Guarantors from their obligations under the Guaranty without the written consent of all of the Lenders, or

(v) amend, modify or waive the Lender approval requirements of any provision of the Credit Documents which at such time requires the consent, approval or request of the Required Lenders or all Lenders, as the case may be, without the written consent of the Required Lenders or of all of the Lenders, as the case may be, and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent or the Issuing Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent and/or the Issuing Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Section 10.2 Notices.

Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and as set forth on Schedule 10.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower and the other Credit Parties:

Consolidated Annan & Bird Lithographers, Ltd.
5858 Westheimer, Suite 200
Houston, Texas 77057
Attention: Chief Financial Officer
Telecopier: (713) 787-5083
Telephone: (713) 787-0977

with copies to:

Winstead, Sechrest & Minick P.C.
2400 Bank One Center
919 Milam, Suite 2400
Houston, Texas 77002-5875
Attention: R. Clyde Parker, Jr.
Telecopier: (713) 650-2400
Telephone: (713) 650-2753

The Administrative Agent:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH
c/o JPMorgan Chase Bank
712 Main Street
Houston, Texas 77002
Attention: Steve Krueger
Telecopier: 713-216-1853
Telephone: 713-216-1702

Notwithstanding the foregoing, except as otherwise instructed by the Administrative Agent in writing, the Borrower shall submit all notices pertaining to draws, conversions, paydowns, letter of credit issuance and the like to JPMorgan Chase Bank, N.A., Toronto Branch Royal Bank Plaza, South Tower 200 Bay Street, Suite 1800, Toronto, Ontario Canada M5J 2J2, Attention: Indrani Lazarus, Telecopier: 416-981-9174, Telephone: 416-981-9218.

Section 10.3 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.4 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

Section 10.5 Payment of Expenses and Taxes.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their Affiliates and their respective officers, directors, employees, Administrative Agents, and advisors harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the “indemnified liabilities”); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent or any Lender or any other indemnified person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender or any other such indemnified person, as determined by a court of competent jurisdiction (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH INDEMNIFICATION OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING INDEMNIFIED). The agreements in this Section 10.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

Section 10.6 Adjustments; Set-off.

(a) Each Lender agrees that if any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Borrower, in any currency, arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.7 Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

Section 10.8 Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 10.9 Effectiveness.

This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

Section 10.10 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11 Integration.

This Agreement and the Notes represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

Section 10.12 Governing Law.

THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO, AND THE LAWS OF CANADA APPLICABLE THEREIN.

Section 10.13 Consent to Jurisdiction and Service of Process.

All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Agreement, any Note or any of the other Credit Documents may be brought in any court of competent jurisdiction in the Province of Ontario and by execution and delivery of this Agreement the Borrower and the other Credit Parties accept, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the each of the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

Section 10.14 No Punitive or Exemplary Damages.

The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Credit Documents (“Disputes”) and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

Section 10.15 Confidentiality.

The Administrative Agent and each of the Lenders agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors, counsel or other Lenders hereunder) any information with respect to the Credit Parties and their Subsidiaries which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 10.15, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, provincial, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the National Association of Insurance Commissioners, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the OCC or any similar regulatory organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Article IX, provided that such prospective transferee shall have been made aware of this Section 10.15 and shall have agreed in writing to be bound by its provisions as if it were a party to this Agreement, (e) to Gold Sheets and other similar bank trade publications; such information to consist only of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications or (f) to a Lender’s representatives, (which shall include, without limitation, any other bank and company affiliated with a Lender or the parent of a Lender) it being expressly understood and agreed that such representatives shall be informed of the confidential nature of the information, shall be required by such Lender to treat the information as confidential in accordance with the terms and conditions hereof and such representative shall have agreed in writing to be bound by this provision as if it were a party to this Agreement.

Section 10.16 Acknowledgments.

The Borrower and the other Credit Parties each hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

Section 10.17 Waivers of Jury Trial.

THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 10.18 Limit on Rate of Interest.

If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest with respect to the Obligations or other amount payable to Administrative Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Administrative Agent or such Lender of interest with respect to the Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by Administrative Agent or such Lender of interest with respect to the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

first, by reducing the amount or rates of interest required to be paid to the Administrative Agent or the affected Lender under Section 2.10; and

thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Administrative Agent or the affected Lender which would constitute interest with respect to the Obligations for purposes of Section 347 of the Criminal Code (Canada).

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Administrative Agent or any Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the Borrower shall be entitled, by notice in writing to the Administrative Agent or the affected Lender, to obtain reimbursement from the Administrative Agent or such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Administrative Agent or such Lender to the Borrower. Any amount or rate of interest under the Obligations shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Revolving Commitment remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Revolving Commitment Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

Section 10.19 Interest Act (Canada).

Whenever interest is calculated on the basis of a year of 360 or 365 days, or any other period less than a calendar year, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360 or 365, or such other period, as the case may be. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

Section 10.20 Special Provisions Concerning LOC Documents.

Notwithstanding any other provision in any of the LOC Documents, whether now existing or in the future, the parties hereto hereby agree as follows:

(a) All LOC Documents will be subject to the provisions of this agreement notwithstanding the fact that they are now existing or may be executed in the future.

(b) For convenience only, the LOC Documents will be standard forms used by the Issuing Bank; provided, however, all terms and provisions contained therein shall be superceded by the terms and the provisions of this Agreement and should there be any conflict between the terms and provisions of any of the LOC Documents and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

(c) Without limiting the generality of the foregoing, as an example, any breach or default of any of the terms or provisions under any of the LOC Documents shall not constitute a default under any of said LOC Documents or under this Agreement unless a Default or an Event of Default has specifically occurred under the terms and provisions of this Agreement.

Section 10.21 Judgment Currency.

(a) The obligation of the Borrower to make payments on any Obligation to the Lenders or to the Administrative Agent hereunder in any currency (the “first currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the “second currency”) except to the extent to which such tender or recovery shall result in the effective receipt by the applicable Lender or the Administrative Agent of the full amount of the first currency payable, and accordingly the primary obligation of the Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the first currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

(b) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any second currency (such second currency being hereinafter referred to as the “Judgment Currency”) an amount due in the first currency, the conversion shall be made, at the Lender’s quoted rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties each covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the first currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(d) For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the first currency.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:

CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD.,
a New Brunswick corporation

By: /s/ G. Christopher Colville
Name: G. Christopher Colville
Title: Executive Vice President and
          Chief Financial Officer

Credit Agreement
Consolidated Graphics

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Administrative Agent and as a Lender

By: /s/ Gail Waggoner
Name: Gail Waggoner
Title: Senior Vice President

Credit Agreement
Consolidated Graphics

Schedule 2.1(a)
SCHEDULE OF LENDERS AND
COMMITMENTS

			Canadian	Canadian
	U.S. Revolving	U.S. Revolving	Revolving	Revolving	LOC	LOC
	Committed	Commitment	Committed	Commitment	Committed	Commitment
Lender	Amount	Percentage	Amount	Percentage	Amount	Percentage
JPMorgan Chase Bank, N.A., Toronto Branch	$35,000,000.00	100.000000000%	C$5,000,000.00	100.000000000%	$2,000,000.00	100.000000000%
Total:	$35,000,000.00	100.000000000%	C$5,000,000.00	100.000000000%	$2,000,000.00	100.000000000%

Schedule 2.1(b)(i)
FORM OF NOTICE OF BORROWING FOR LOANS
                    , 200
JPMorgan Chase Bank, N.A., Toronto Branch,
   as Administrative Agent under the Credit Agreement
   referred to below
200 Bay Street
Royal Bank Plaza South Tower
Suite 2000
Toronto, Ontario, Canada M5J 2J2
Attention: Michael Tam
Ladies and Gentlemen:
Pursuant to subsection 2.1(b) of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of January ___, 2007, among CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD., a New Brunswick corporation (the “Borrower”) and the other Credit Parties identified therein, the banks and other financial institutions from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent for the Lenders, the Borrower hereby requests that the following:

I.	U.S. Revolving Loans be made on [date] as follows (the “Proposed Borrowing”):

(1)	Total Amount of Loans	$

(2)	Amount of (1) to be allocated
	to LIBOR Rate Loans	$

(3)	Amount of (1) to be allocated
	to Alternate Base Rate Loans.	$

(4)	Interest Periods and amounts
to be allocated thereto in
respect of Eurodollar Tranches
(amounts must total (2)):

(i)	one month.	$

(ii)	two months	$

(iii)	three months	$

(iv)	six months	$

Total LIBOR Rate Loans		$
NOTE: BORROWINGS MUST BE IN MINIMUM AMOUNTS OF (A) WITH RESPECT TO LIBOR RATE LOANS $1,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, $1,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF.

I.	Canadian Revolving Loans be made on [date] as follows (the “Proposed Borrowing”):

(1)	Total Amount of Loans	C$

(2)	Amount of (1) to be allocated
	to CDOR Rate Loans	C$

(3)	Amount of (1) to be allocated
	to Alternate Base Rate Loans.	C$

(4)	Interest Periods and amounts
to be allocated thereto in
respect of CDOR Tranches
(amounts must total (2)):

(i)	one month.	C$

(ii)	two months	C$

(iii)	three months	C$

(iv)	six months	C$

Total CDOR Rate Loans		C$
NOTE: BORROWINGS MUST BE IN MINIMUM AMOUNTS OF (A) WITH RESPECT TO CDOR RATE LOANS C$500,000 AND C$100,000 INCREMENTS IN EXCESS THEREOF AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, C$1,000,000 AND C$100,000 INCREMENTS IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.
The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:
(A) the applicable representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Borrowing (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and
(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours,

CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD.

By:
Name:

Title:

Schedule 2.1(e)-A
[FORM OF U.S. REVOLVING NOTE]
U.S. REVOLVING NOTE

$	, 20
FOR VALUE RECEIVED, the undersigned, CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD., a New Brunswick corporation, hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of                      (the “Lender”) at the office of JPMorgan Chase Bank, N.A., Toronto Branch located at 200 Bay Street, Royal Bank Plaza South Tower, Suite 2000 Toronto, Ontario, Canada M5J 2J2, in lawful money of the United States of America and in immediately available funds, the principal amount of (a)                      DOLLARS ($                    ), or, if less, (b) the aggregate unpaid principal amount of all U.S. Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.
The holder of this Note is authorized to endorse the date and amount of each Loan and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.
This Note is one of the U.S. Revolving Notes referred to in the Credit Agreement dated January ___, 2007 among Consolidated Annan & Bird Lithographers, Ltd., a New Brunswick corporation, the other Credit Parties identified therein, the Lender, the other banks and financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the province of Ontario, Canada and the laws of Canada applicable therein.

CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD.

By:

Name:

Title:

SCHEDULE 1
to
U.S. Revolving Note
LOANS AND PAYMENTS OF PRINCIPAL

Schedule 2.1(e)-B
[FORM OF CANADIAN REVOLVING NOTE]
CANADIAN REVOLVING NOTE

C$	, 20
FOR VALUE RECEIVED, the undersigned, CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD., a New Brunswick corporation, hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of                      (the “Lender”) at the office of JPMorgan Chase Bank, N.A., Toronto Branch located at 200 Bay Street, Royal Bank Plaza South Tower, Suite 2000 Toronto, Ontario, Canada M5J 2J2, in lawful money of Canada and in immediately available funds, the principal amount of (a)                      CANADIAN DOLLARS (C$                    ), or, if less, (b) the aggregate unpaid principal amount of all Canadian Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.
The holder of this Note is authorized to endorse the date and amount of each Loan and each payment of principal and interest with respect thereto and its character as a CDOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.
This Note is one of the Canadian Revolving Notes referred to in the Credit Agreement dated January ___, 2007 among Consolidated Annan & Bird Lithographers, Ltd., a New Brunswick corporation, the other Credit Parties identified therein, the Lender, the other banks and financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the province of Ontario, Canada and the laws of Canada applicable therein.

CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD.

By:

Name:

Title:

SCHEDULE 1
to
Canadian Revolving Note
LOANS AND PAYMENTS OF PRINCIPAL

Schedule 2.9
[FORM OF NOTICE FOR CONVERSION/EXTENSION]
[Date]
JPMorgan Chase Bank, N.A., Toronto Branch, as
   Administrative Agent under the Credit Agreement
   referred to below
200 Bay Street
Royal Bank Plaza South Tower
Suite 2000
Toronto, Ontario, Canada M5J 2J2
Attention: Michael Tam
Ladies and Gentlemen:
Pursuant to Section 2.9 of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of January ___, 2007 among CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD., a New Brunswick corporation (the “Borrower”), the other Credit Parties identified therein, the banks and other financial institutions from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent for the Lenders, the Borrower hereby requests the following conversion or extension to be made on [date] as follows (the “Proposed Conversion/Extension”):

I.	U.S. Revolving Loans:

(1)	Total Amount of Loans to be
	converted/extended	$
(2)	Amount of (1) to be allocated
	to LIBOR Rate Loans	$
(3)	Amount of (1) to be allocated
	to Alternate Base Rate Loans	$
(4)	Interest Periods and amounts
to be allocated thereto in
respect of Eurodollar Tranches
(amounts must total (2)):

(i)	one month	$

(ii)	two months	$

(iii)	three months	$

(iv)	six months	$

Total LIBOR Rate Loans		$

NOTE:	PARTIAL CONVERSIONS OF ALTERNATE BASE RATE LOANS SHALL BE IN AN AGGREGATE PRINCIPAL AMOUNT OF $1,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF

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II.	Canadian Revolving Loans:

(1)	Total Amount of Loans to be
	converted/extended	C$

(2)	Amount of (1) to be allocated
	to CDOR Rate Loans	C$

(3)	Amount of (1) to be allocated
	to Alternate Base Rate Loans	C$

(4)	Interest Periods and amounts
to be allocated thereto in
respect of CDOR Tranches
(amounts must total (2)):

(i)	one month	C$

(ii)	two months	C$

(iii)	three months	C$

(iv)	six months	C$

Total CDOR Rate Loans		C$

NOTE:
PARTIAL CONVERSIONS OF ALTERNATE BASE RATE LOANS SHALL BE IN AN AGGREGATE PRINCIPAL AMOUNT OF C$500,000 AND C$100,000 INCREMENTS IN EXCESS THEREOF Terms defined in the Credit Agreement shall have the same meanings when used herein.

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The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the-date of the Proposed Conversion/Extension:
(A) the applicable representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Conversion/Extension and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Conversion/Extension (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and
(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Conversion/Extension or from the application of the proceeds thereof.

Very truly yours,

CONSOLIDATED ANNAN & BIRD LITHOGRAPHERS, LTD.

By:

Name:

Title:

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SCHEDULE 9.3
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor:
2. Assignee:                                                              [and is an Affiliate/Approved Fund of                                         ]
3. Borrower(s):
4. Administrative Agent: JPMorgan Chase Bank, N.A., Toronto Branch, as the Administrative Agent under the Credit Agreement.
5. Credit Agreement: The Credit Agreement dated as of January      , 2007 among Consolidated Annan & Bird Lithographers, Ltd., the Lenders party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent, and the other agents party thereto.

6. Assigned Interest:

Aggregate Amount of
Aggregate Amount of	Amount of	Canadian	Amount of
U.S. Commitment/U.S.	U.S. Commitment/U.S.	Commitment/Canadian	Canadian Commitment/
Revolving Loans for all	Revolving Loans	Revolving Loans for all	Canadian Revolving
Lenders	Assigned	Lenders	Loans Assigned
$	$	C$	C$
Effective Date:                     , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:
Consented to and Accepted:
JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Administrative Agent

By:
Title:

2

[Consented to:]2
[NAME OF RELEVANT PARTY]

By:
Title:
2 To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

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ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Revolving Loans or the Credit Documents.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Credit Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the province of Ontario, Canada and the laws of Canada applicable therein.

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Schedule 10.2
NOTICES
JPMorgan Chase Bank, N.A.,
     Toronto Branch
200 Bay Street
Royal Bank Plaza South Tower
Suite 2000
Toronto, Ontario, Canada M5J 2J2
Attention: Michael Tam
Telecopier: 416-981-2375
Telephone: (416) 981-2323
Email: michael.n.tam@jpmorgan.com